As filed with the Securities and Exchange Commission on August 9, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	68-0262011
(State of Incorporation)	(I.R.S. Employer Identification No.)

2411 STANWELL DRIVE

CONCORD, CALIFORNIA 94520

(Address of principal executive offices)

1999 EQUITY INCENTIVE PLAN

(Full title of the plans)

CLAES GLASSELL

PRESIDENT AND CHIEF EXECUTIVE OFFICER

CERUS CORPORATION

2411 STANWELL DRIVE

CONCORD, CALIFORNIA 94520

(925) 288-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ROBERT L. JONES, ESQ.

COOLEY GODWARD LLP

FIVE PALO ALTO SQUARE

3000 EL CAMINO REAL

PALO ALTO, CALIFORNIA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Shares of Common Stock, par value $.001 per share	800,000	$5.87	$4,696,000.00	$502.47

(1)	This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Issuer’s 1999 Equity Incentive Plan (the “Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock of Cerus Corporation (the “Company” or “Registrant”).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq Global Market on August 3, 2006 for shares available for future grant pursuant to the Plan (pursuant to Rule 457(c) under the Act).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Cerus Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) The contents of Registration Statements on Form S-8 Nos. 333-27097, 333-74991, 333-84497, 333-42588, 333-63132, 333-92254, 333-109170, 333-125043 and 333-127541, filed with the Securities and Exchange Commission on May 14, 1997, March 24, 1999, August 4, 1999, July 28, 2000, June 15, 2001 July 11, 2002, September 26, 2003, May 19, 2005 and August 15, 2005, respectively, are incorporated by reference herein.

(b) The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and filed with the SEC on February 27, 2006, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and filed with the SEC on May 2, 2006, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and filed with the SEC on August 4, 2006 and the Company’s Current Reports on Form 8-K, filed with the SEC on January 4, 2006, February 13, 2006, February 24, 2006, February 27, 2006, March 17, 2006, March 27, 2006, March 30, 2006, May 2, 2006, June 9, 2006 and August 3, 2006.

(c) The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on August 8, 2006.

CERUS CORPORATION

By:	/s/ William J. Dawson
William J. Dawson
Title: Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Claes Glassell and William J. Dawson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Claes Glassell (Claes Glassell)	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2006

3

/s/ William J. Dawson (William J. Dawson)	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2006

/s/ Timothy B. Anderson (Timothy B. Anderson)	Director	August 8, 2006

/s/ B. J. Cassin (B. J. Cassin)	Director	August 8, 2006

/s/ Laurence M. Corash (Laurence M. Corash)	Director	August 8, 2006

/s/ Bruce C. Cozadd (Bruce C. Cozadd)	Director	August 8, 2006

/s/ William R. Rohn (William R. Rohn)	Director	August 8, 2006

4

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

5